Statement on Issuance of Form FDA 483 at Emergent Bayview Facility April 21, 2021 GAITHERSBURG, Md., April 21, 2021 (GLOBE NEWSWIRE) -- The U.S. Food and Drug Administration (FDA) has completed its inspection of Emergent BioSolutions’ (NYSE:EBS) Baltimore-Bayview facility and provided specific feedback. Given the heightened focus on this facility, the FDA has proactively shared its findings to keep the public, policymakers and all other stakeholders informed. The issuance of findings by the FDA is normal following a facility inspection and provides direction on the necessary steps to improve operations. Emergent is committed to working with the FDA and Johnson & Johnson to quickly resolve the issues identified. We deeply value the relationship we have with our manufacturing partners and with the FDA. The FDA’s feedback will help us continue to improve and strengthen the supply chain for Johnson & Johnson’s COVID-19 vaccine. While we are never satisfied to see shortcomings in our manufacturing facilities or process, they are correctable and we will take swift action to remedy them. We are exceedingly proud of our heroic workforce in Baltimore who have stepped up to work 24/7 to ensure vaccines will be produced with the highest quality and be quickly available to fight this pandemic. About Emergent BioSolutions Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through Emergent’s specialty products and contract development and manufacturing services, Emergent is dedicated to providing solutions that address public health threats. Through social responsibility, Emergent aims to build healthier and safer communities. Emergent aspires to deliver peace of mind to its patients and customers so they can focus on what’s most important in their lives. In working together, Emergent envisions protecting or enhancing 1 billion lives by 2030. For additional information, visit Emergent’s website and follow Emergent on LinkedIn, Twitter and Instagram. Safe Harbor Statement This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our supply chain and resolution of the issues identified and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. The reader should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements. The reader should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements. Media Contact: Matt Hartwig Director, Media Relations HartwigM@ebsi.com Investor Contact: Robert G. Burrows Vice President, Investor Relations BurrowsR@ebsi.com Source: Emergent BioSolutions